EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-8813, 33-15523, 33-15787,
33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421 and 333-105032), on Form S-3 (Nos. 33-5044, 33-23450, 333-54014, 333-101122, 333-101779, 333-106041 and 333-123811) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, and 333-36670) of Baxter International Inc. of our report dated March 1, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 1, 2006 relating to the financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 6, 2006